UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2007

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-140572 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Sentra Consulting Corp.
466 Central Avenue, Suite 200
Cedarhurst, New York 11516
(Address of principal executive offices)

(516) 301-3939
(Registrant's Telephone Number, Including Area Code)

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2007, Karat Platinum, LLC (“Karat Platinum”) issued a Secured Promissory Note to Sentra Consulting Corp. (the “Company”) in the original principal amount of $450,000. This Secured Promissory Note is in addition to the Secured Promissory Notes previously issued by Karat Platinum to the Company (collectively, the “Karat Notes”). As of August 24, 2007, the Company has loaned Karat Platinum an aggregate of $1,410,000, and may advance additional sums to Karat Platinum.

On August 22, 2007, Karat Platinum and the Company amended the General Security Agreement dated July 11, 2007, by and between Karat Platinum and the Company (the “Amended Security Agreement”). The Amended Security Agreement grants the Company a continuing lien and first priority security interest in all of the assets and personal property of Karat Platinum, and secures the current obligations of Karat Platinum to the Company, as well as any other future advances the Company may make to Karat Platinum up to an aggregate amount of $4,500,000.

For all the terms and conditions of the Secured Promissory Note issued by Karat Platinum to the Company dated August 20, 2007, reference is hereby made to such note annexed hereto as Exhibit 10.9. For all the terms and conditions of the Amended Security Agreement between Karat Platinum and the Company, reference is hereby made to such Amended Security Agreement annexed hereto as Exhibit 10.10. For all the terms and conditions of the Security Agreement between Karat Platinum and the Company, reference is hereby made to such Security Agreement which was annexed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2007. All statements made herein concerning the foregoing are qualified by reference to said exhibits.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

The Company’s Articles of Incorporation (the “Articles”) authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share. The Articles expressly grant the Company’s Board of Directors the authority to issue the preferred shares in one or more series and to designate the rights, preferences and limitation of each series.

On August 20, 2007, and in accordance with the provisions of the Articles, the Company filed a Certificate of Designation with the Secretary of State of Nevada (the “Certificate”) authorizing and creating a series of 3,000 shares of preferred stock which the Company designated as Series A Convertible Preferred Stock (the “Series A Preferred”).

Each share of Series A Preferred shall, at the option of the holder thereof, at any time and from time to time after the 90th day a share of Series A Preferred is issued, be convertible into shares of fully paid and non-assessable shares of common stock of the Company. Each share of Series A Preferred is convertible into the amount of shares of common stock as is calculated by dividing the original issue price of the Series A Preferred (currently $1,000) by the lower of (i) $0.50 per share, as adjusted, and (ii) the daily volume weighted average market price of the common stock for the 30 trading days prior; provided, however, that this number shall not be less than $0.20 per share. The holders of the Series A Preferred shall be entitled to receive dividends, on an as-converted basis when, as, and if paid on the common stock. Each holder of Series A Preferred shall have a right to purchase their respective pro rata portion of all, or any part, of common stock and securities convertible into common stock, subject to certain exceptions, that the Company may propose to issue. Each holder of Series A Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred could be converted and shall have voting rights and powers equal to the voting rights and powers of the common stock. The holders of Series A Preferred vote together with the holders of the common stock as a single class.

On August 20, 2007, the Company accepted its first subscription for Series A Preferred by accepting a subscription, from an accredited investor, for 450 shares of the Company’s Series A Preferred stock. The purchase price paid to the Company for such shares was $1,000 per share, amounting in the aggregate to $450,000. The Company is offering its Series A Preferred pursuant to Section 4(2) of the Securities Act of 1933. All subscriptions for shares of Series A Preferred will be evidenced by a subscription agreement, in which the subscribers represent to the Company that the subscriber was an accredited investor (as such term is defined under Rule 501 of Regulation D), and the transaction did not involve any form of general solicitation or advertising.

For all the terms and provisions of the Series A Preferred, reference is hereby made to the Certificate of Designation annexed hereto as Exhibit 4.3. For all the terms and conditions of the above-referenced subscription agreement, reference is hereby made to the form of such agreement annexed hereto as Exhibits 10.11. All statements made herein concerning the foregoing are qualified by references to said exhibit.

Section 5 - Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 5.03.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of business acquired.        Not applicable
(b) Pro forma financial information.        Not applicable
(c) Exhibits

4.3	Certificate of Designation for the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on August 20, 2007.

10.9	Secured Promissory Note, dated August 20, 2007, between Karat Platinum LLC and Sentra Consulting Corp.

10.10	Amended Security Agreement between Karat Platinum LLC and Sentra Consulting Corp. dated August 22, 2007.

10.11	Form of the Regulation D Subscription Agreement and Investment Representation for the Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007

SENTRA CONSULTING CORP. (Registrant) By: /s/ Philip Septimus Name: Philip Septimus Title: President and Director (Principal Executive, Financial, and Accounting Officer)